     THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE
     NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS
     OTHERWISE SET FORTH HEREIN OR IN A SECURITIES  PURCHASE  AGREEMENT DATED AS
     OF FEBRUARY  6, 2003,  NEITHER  THIS  WARRANT NOR ANY OF SUCH SHARES MAY BE
     SOLD,  TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION
     STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL,  IN
     FORM, SUBSTANCE AND SCOPE,  CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE
     TRANSACTIONS,  THAT  REGISTRATION  IS NOT REQUIRED UNDER SUCH ACT OR UNLESS
     SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT.

                                                                  Right to
                                                                  Purchase
                                                                  300,000
                                                                  Shares of
                                                                  Common
                                                                  Stock,
                                                                  $.005 par
                                                                  value per
                                                                  share

                             STOCK PURCHASE WARRANT

     THIS  CERTIFIES  THAT,  for  value  received,  AJW  Partners,  LLC  or  its registered assigns, is entitled to purchase from iDial Networks,  Inc., a Nevada corporation (the "Company"),  at any time or from time to time during the period specified in Paragraph 2 hereof, Three Hundred Thousand (300,000) fully paid and nonassessable  shares of the Company's  Common Stock,  $.005 par value per share
(the  "Common  Stock"),  at an  exercise  price  per share  equal to $0.05  (the
"Exercise  Price").  The term  "Warrant  Shares," as used herein,  refers to the shares of  Common  Stock  purchasable  hereunder.  The  Warrant  Shares  and the
Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.  The term  "Warrants"  means this Warrant and the other warrants  issued  pursuant to that certain Securities Purchase Agreement, dated February 6, 2003, by and among the Company and the Buyers listed on the execution page thereof (the "Securities
Purchase  Agreement"),  including any additional  warrants  issuable pursuant to
Section 4(l) thereof.

     This Warrant is subject to the following terms, provisions, and conditions:

1.   Manner of Exercise; Issuance of Certificates; Payment for Shares.

     (a)  Exercise of Warrant.  Subject to the provisions  hereof,  this Warrant may be exercised  by the holder  hereof,  in whole or in part,  by the
          surrender  of  this  Warrant,   together  with  a  completed  exercise
          agreement in the form attached hereto (the "Exercise  Agreement"),  to the Company  during normal  business  hours on any business day at the
          Company's  principal executive offices (or such other office or agency of the Company as it may  designate  by notice to the holder  hereof), and upon (i) payment to the Company in cash,  by certified or official bank check or by wire  transfer  for the account of the Company of the
          Exercise  Price  for the  Warrant  Shares  specified  in the  Exercise
          Agreement or (ii) if the resale of the Warrant Shares by the holder is not then registered  pursuant to an effective  registration  statement under the Securities Act of 1933, as amended (the  "Securities  Act"), delivery to the Company of a written notice of an election to effect a
          "Cashless  Exercise"  (as  defined  in  Section  11(c)  below) for the
          Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of  business  on the  date on  which  this  Warrant  shall  have  been
          surrendered,   the  completed   Exercise  Agreement  shall  have  been
          delivered,  and  payment  shall have been made for such  shares as set forth  above.  Certificates  for  the  Warrant  Shares  so  purchased, representing  the aggregate number of shares specified in the Exercise
          Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days,  after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations  as may be requested  by the holder  hereof and shall be registered  in the name of such  holder or such other name as shall be designated by such holder.  If this Warrant shall have been  exercised only in part,  then,  unless  this  Warrant has  expired,  the Company shall, at its expense,  at the time of delivery of such  certificates, deliver to the holder a new Warrant  representing the number of shares with respect to which this Warrant shall not then have been exercised.
          In addition to all other  available  remedies at law or in equity,  if the  Company  fails to deliver  certificates  for the  Warrant  Shares within three (3) business days after this Warrant is  exercised,  then the Company shall pay to the holder in cash a penalty (the  "Penalty")
          equal  to 2% of the  number  of  Warrant  Shares  that the  holder  is entitled to  multiplied by the Market Price (as  hereinafter  defined)
          for each day that the Company  fails to deliver  certificates  for the
          Warrant  Shares.  For  example,  if the holder is  entitled to 100,000
          Warrant  Shares and the Market Price is $2.00,  then the Company shall pay to the  holder  $4,000  for each day  that  the  Company  fails to deliver certificates for the Warrant Shares. The Penalty shall be paid to the  holder by the fifth  day of the month  following  the month in which it has accrued.

     Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this  Warrant be entitled  to  exercise a number of  Warrants  (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise  of  which  the  sum of (i)  the  number  of  shares  of  Common  Stock beneficially owned by the holder and its affiliates (other than shares of Common
Stock  which may be deemed  beneficially  owned  through  the  ownership  of the unexercised  Warrants and the  unexercised or  unconverted  portion of any other securities  of  the  Company  (including  the  Debentures  (as  defined  in  the
Securities  Purchase  Agreement))  subject  to a  limitation  on  conversion  or exercise  analogous to the limitation  contained  herein) and (ii) the number of shares of Common  Stock  issuable  upon  exercise of the  Warrants  (or portions thereof) with respect to which the determination described herein is being made, would result in  beneficial  ownership by the holder and its  affiliates of more than 4.9% of the  outstanding  shares  of  Common  Stock.  For  purposes  of the immediately  preceding  sentence,  beneficial  ownership  shall be determined in accordance  with  Section  13(d) of the  Securities  Exchange  Act of  1934,  as
amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(i) of the  preceding  sentence.  The  holder  of this  Warrant  may  waive  the limitations  set forth  herein by  sixty-one  (61)  days  written  notice to the
Company.   Notwithstanding  anything  to  the  contrary  contained  herein,  the limitation  on  exercise  of this  Warrant  set forth  herein may not be amended without  (i) the written  consent of the holder  hereof and the Company and (ii)
the approval of a majority of shareholders of the Company.

     (b)  Mandatory  Exercise Right.  The Company shall be entitled,  on any day
          (the "Calculation Date") on which the Closing Price (as defined below)
          of the  Common  Stock for thirty  (30)  consecutive  Trading  Days (as defined below) is equal to or greater than $3.00, to deliver a written notice (the "Mandatory  Exercise Notice") to the Holder requiring such
          Holder to exercise this Warrant in accordance with Section 1 hereof at any time during a thirty (30) Trading Day period following the date of such  Mandatory  Exercise  Notice  (the  "Exercise  Date");  provided, however, that the Company shall have such right if and only if (x) for a  period  of  thirty  (30)  consecutive  Trading  Days  prior  to the
          Calculation  Date  and  (y) at  all  times  during  such  thirty  (30)
          consecutive  Trading Day period and  continuing  through the  Exercise
          Date,  the Warrant  Shares  issuable upon exercise of the Warrants are
          (i) authorized and reserved for issuance,  (ii)  registered for resale under the  Securities  Act of 1933, as amended,  by the holder of this
          Warrant (or may otherwise be resold publicly without  restriction) and sales of the Warrant Shares may be made continuously thereunder during such time  periods,  and (iii)  listed for  trading on each  principal exchange or market on which the shares of Common  Stock of the Company were then  traded;  and  provided,  further,  that the Holder shall be required to exercise  only that  portion of this Warrant that is equal to ten percent (10%) of the average trading volume of the Common Stock over the thirty (30) consecutive  Trading Days  immediately  preceding the  Calculation  Date.  The  Company  may not  deliver  more than one
          Mandatory  Exercise  Notice during any thirty (30) Trading Day period.
          Nothing in this  Section 2(b) shall  prohibit  exercise of the Warrant otherwise  permitted  pursuant to the terms of this Warrant during the pendency of any Mandatory  Exercise  Notice.  "Trading Day" shall mean any day on which  the  Common  Stock is traded  for any  period on the
          Over-the-Counter  Bulletin  Board (the  "OTCBB"),  or on the principal securities  exchange  or other  securities  market on which the Common
          Stock is then being traded. "Closing Price," as of any date, (i) means the last  reported  sale price for the  shares of Common  Stock on the
          OTCBB as  reported by  Bloomberg  Financial  Markets or other  similar reliable reporting service as designated by the Holder  ("Bloomberg"), or (ii) if the  OTCBB  is not the  principal  trading  market  for the shares of Common Stock,  the last reported sale price on the principal trading market for the Common Stock as reported by Bloomberg, or (iii)
          if the last  reported  sale price cannot be determined as of such date on any of the  foregoing  bases,  the Closing  Price shall be the fair market value as  reasonably  determined  in good faith by the Board of
          Directors  of the Company or, at the option of a  majority-in-interest of  the  holders  of  the  outstanding  Warrants,  by  an  independent investment bank of nationally  recognized standing in the valuation of businesses similar to the business of the corporation.

2.   Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this  Warrant  is issued  and  delivered pursuant to the terms of the Securities  Purchase Agreement and before 6:00
     p.m., New York, New York time on the fifth (5th) anniversary of the date of issuance (the "Exercise Period").

3.   Certain Agreements of the Company.  The Company hereby covenants and agrees as follows:

     (a)  Shares to be Fully Paid.  All Warrant  Shares will,  upon  issuance in accordance with the terms of this Warrant,  be validly  issued,  fully paid, and  nonassessable  and free from all taxes,  liens, and charges with respect to the issue thereof.

     (b)  Reservation of Shares.  During the Exercise Period,  the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common
          Stock to provide for the exercise of this Warrant.

     (c)  Listing.  The Company shall promptly  secure the listing of the shares of Common  Stock  issuable  upon  exercise  of the  Warrant  upon each national  securities  exchange or automated  quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall  maintain, so long as any other shares of Common  Stock shall be so listed,  such listing of all shares of Common Stock from time to time  issuable upon the exercise of this  Warrant;  and the Company  shall so list on each national  securities  exchange or automated  quotation  system, as the case may be, and shall  maintain  such listing of, any other shares of capital  stock  of the  Company  issuable  upon the  exercise  of this
          Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     (d)  Certain Actions Prohibited.  The Company will not, by amendment of its
          charter   or  through   any   reorganization,   transfer   of  assets,
          consolidation,  merger,  dissolution,  issue or sale of securities, or any other voluntary  action,  avoid or seek to avoid the observance or performance  of any of the terms to be  observed  or  performed  by it hereunder,  but will at all times in good faith assist in the carrying out of all the  provisions  of this  Warrant  and in the taking of all such  action as may  reasonably  be  requested  by the  holder of this
          Warrant in order to protect the  exercise  privilege  of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.  Without limiting the generality of the foregoing,  the Company (i) will not increase the par value of any shares of Common  Stock  receivable  upon the exercise of this Warrant above the Exercise  Price then in effect,  and (ii) will take all such actions as may be necessary or  appropriate  in order that the Company may validly and legally issue fully paid and  nonassessable  shares of
          Common Stock upon the exercise of this Warrant.

     (e)  Successors  and Assigns.  This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation,  or acquisition of all or substantially all the Company's assets.

4.   Antidilution Provisions. During the Exercise Period, the Exercise Price and
     the number of Warrant  Shares shall be subject to  adjustment  from time to time as provided in this Paragraph 4.

     In the event that any adjustment of the Exercise  Price as required  herein results in a fraction of a cent,  such Exercise Price shall be rounded up to the nearest cent.

     (a)  Adjustment  of Exercise  Price and Number of Shares  upon  Issuance of
          Common Stock. Except as otherwise provided in Paragraphs 4(c) and 4(e)
          hereof,  if and  whenever  on or after  the date of  issuance  of this
          Warrant,  the Company issues or sells, or in accordance with Paragraph
          4(b)  hereof is deemed to have  issued or sold,  any  shares of Common
          Stock for no  consideration  or for a consideration  per share (before deduction  of  reasonable  expenses  or  commissions  or  underwriting discounts or allowances in connection  therewith) less than the Market
          Price  on  the  date  of  issuance  (a  "Dilutive   Issuance"),   then
          immediately  upon the Dilutive  Issuance,  the Exercise  Price will be reduced to a price  determined by  multiplying  the Exercise  Price in effect  immediately prior to the Dilutive Issuance by a fraction,  (i)
          the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually  outstanding  immediately  prior to the  Dilutive  Issuance,  plus  (y)  the  quotient  of  the  aggregate consideration,  calculated  as set  forth in  Paragraph  4(b)  hereof, received by the Company  upon such  Dilutive  Issuance  divided by the
          Market Price in effect immediately prior to the Dilutive Issuance, and
          (ii) the  denominator of which is the total number of shares of Common
          Stock Deemed  Outstanding  (as defined  below)  immediately  after the
          Dilutive Issuance.

     (b)  Effect  on  Exercise  Price  of  Certain   Events.   For  purposes  of
          determining  the adjusted  Exercise Price under Paragraph 4(a) hereof, the following will be applicable:

          (i)  Issuance  of Rights or  Options.  If the  Company  in any  manner issues or grants any warrants,  rights or options, whether or not immediately  exercisable,  to subscribe for or to purchase Common
               Stock or other  securities  convertible  into or exchangeable for
               Common Stock  ("Convertible  Securities") (such warrants,  rights and options to purchase  Common Stock or  Convertible  Securities are hereinafter referred to as "Options") and the price per share for which  Common  Stock is  issuable  upon the  exercise of such
               Options is less than the Market  Price on the date of issuance or grant of such Options, then the maximum total number of shares of
               Common Stock issuable upon the exercise of all such Options will, as of the  date of the  issuance  or grant  of such  Options,  be deemed to be outstanding  and to have been issued and sold by the
               Company for such price per share.  For purposes of the  preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such  Options" is determined by dividing (i)
               the total amount,  if any,  received or receivable by the Company as  consideration  for  the  issuance  or  granting  of all  such
               Options,   plus  the  minimum   aggregate  amount  of  additional
               consideration,  if any,  payable to the Company upon the exercise of all such Options,  plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange  thereof at the time such  Convertible  Securities first become  convertible  or  exchangeable,  by (ii) the maximum total number of shares of Common  Stock  issuable  upon the exercise of
               all  such  Options   (assuming  full  conversion  of  Convertible
               Securities, if applicable). No further adjustment to the Exercise
               Price will be made upon the actual  issuance of such Common Stock upon the  exercise  of such  Options  or upon the  conversion  or exchange of Convertible Securities issuable upon exercise of such
               Options.

          (ii) Issuance of Convertible Securities.  If the Company in any manner issues  or  sells  any  Convertible  Securities,  whether  or not immediately  convertible  (other than where the same are issuable upon the  exercise of Options)  and the price per share for which
               Common Stock is issuable upon such conversion or exchange is less than the Market Price on the date of  issuance,  then the maximum total  number  of  shares  of  Common  Stock  issuable  upon  the conversion or exchange of all such  Convertible  Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding  and to have been issued and sold by the
               Company  for  such  price  per  share.  For the  purposes  of the preceding  sentence,  the "price per share for which Common Stock is issuable  upon such  conversion  or exchange" is determined by dividing (i) the total amount,  if any, received or receivable by the Company as consideration for the issuance or sale of all such
               Convertible  Securities,  plus the  minimum  aggregate  amount of additional consideration, if any, payable to the Company upon the conversion  or  exchange  thereof  at the time  such  Convertible
               Securities first become convertible or exchangeable,  by (ii) the maximum total number of shares of Common Stock  issuable upon the conversion  or exchange of all such  Convertible  Securities.  No further  adjustment  to the Exercise  Price will be made upon the actual  issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (iii)Change in Option Price or  Conversion  Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options;  (ii) the amount of additional consideration,  if any, payable to the Company upon the  conversion  or exchange of any  Convertible  Securities;  or
               (iii)  the  rate  at  which  any   Convertible   Securities   are
               convertible  into or  exchangeable  for Common  Stock (other than under or by reason of  provisions  designed  to  protect  against dilution),  the  Exercise  Price  in  effect  at the time of such change will be readjusted to the Exercise  Price which would have been in  effect  at such  time had such  Options  or  Convertible
               Securities still outstanding provided for such changed additional consideration or changed  conversion rate, as the case may be, at the time initially granted, issued or sold.

          (iv) Treatment  of  Expired   Options  and   Unexercised   Convertible
               Securities. If, in any case, the total number of shares of Common
               Stock issuable upon exercise of any Option or upon  conversion or exchange of any  Convertible  Securities is not, in fact,  issued and the rights to exercise  such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the
               Exercise  Price then in effect will be readjusted to the Exercise
               Price  which  would  have  been  in  effect  at the  time of such
               expiration  or   termination   had  such  Option  or  Convertible
               Securities,  to the extent outstanding  immediately prior to such expiration  or  termination  (other than in respect of the actual number  of  shares  of  Common  Stock  issued  upon  exercise  or conversion thereof), never been issued.

          (v)  Calculation  of  Consideration  Received.  If any  Common  Stock,
               Options or Convertible Securities are issued, granted or sold for cash, the  consideration  received  therefor for purposes of this
               Warrant  will be the amount  received  by the  Company  therefor,
               before   deduction  of   reasonable   commissions,   underwriting
               discounts or  allowances  or other  reasonable  expenses  paid or incurred by the Company in connection  with such issuance,  grant or  sale.  In case  any  Common  Stock,  Options  or  Convertible
               Securities are issued or sold for a consideration  part or all of which shall be other than cash,  the amount of the  consideration other than cash received by the Company will be the fair value of such consideration,  except where such consideration  consists of securities, in which case the amount of consideration received by the Company  will be the Market  Price  thereof as of the date of receipt.  In  case  any  Common  Stock,  Options  or  Convertible
               Securities are issued in connection with any acquisition,  merger
               or   consolidation   in  which  the  Company  is  the   surviving
               corporation,  the amount of consideration therefor will be deemed to be the  fair  value  of such  portion  of the net  assets  and business of the  non-surviving  corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any  consideration  other than cash or securities  will be  determined  in good  faith  by the  Board of
               Directors of the Company.

          (vi) Exceptions to Adjustment of Exercise  Price. No adjustment to the
               Exercise  Price  will  be  made  (i)  upon  the  exercise  of any warrants,  options or convertible securities granted,  issued and outstanding  on the date of issuance of this  Warrant;  (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised  under any employee  benefit plan,  stock option plan or restricted  stock plan of the Company now existing or to be  implemented  in the future,  so long as the issuance of
               such  stock  or  options  is   approved  by  a  majority  of  the
               independent members of the Board of Directors of the Company or a majority of the members of a committee of  independent  directors established  for such  purpose;  (iii) upon the  exercise  of the
               Warrants;  or (iv) upon the  issuance,  grant or  exercise of any stock,  options or convertible  securities which may hereafter be issued, granted or exercised pursuant to a consulting arrangement
               under  which  such  consultants   perform  bona  fide  consulting
               services to the Company or its subsidiaries.

     (c)  Subdivision or Combination of Common Stock. If the Company at any time subdivides  (by any stock  split,  stock  dividend,  recapitalization, reorganization,  reclassification  or otherwise)  the shares of Common
          Stock  acquirable  hereunder  into a greater  number of shares,  then, after the date of record for effecting such subdivision,  the Exercise
          Price  in  effect  immediately  prior  to  such  subdivision  will  be proportionately  reduced.  If the  Company  at any time  combines  (by
          reverse     stock     split,     recapitalization,     reorganization,
          reclassification  or otherwise) the shares of Common Stock  acquirable hereunder  into a smaller  number of shares,  then,  after the date of record for effecting  such  combination,  the Exercise Price in effect
          immediately   prior  to  such  combination  will  be   proportionately
          increased.

     (d)  Adjustment in Number of Shares.  Upon each  adjustment of the Exercise
          Price  pursuant to the  provisions of this  Paragraph 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common
          Stock issuable upon exercise of this Warrant immediately prior to such adjustment  and  dividing  the  product so  obtained  by the  adjusted
          Exercise Price.

     (e)  Consolidation,  Merger or Sale.  In case of any  consolidation  of the
          Company with, or merger of the Company into any other corporation,  or in case of any sale or conveyance of all or  substantially  all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance,  adequate provision will be made whereby the holder of this  Warrant will have the right to acquire and receive upon  exercise of this  Warrant in lieu of the shares of Common  Stock immediately  theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with  respect  to or in  exchange  for the  number of shares of Common
          Stock immediately  theretofore acquirable and receivable upon exercise of this Warrant had such  consolidation,  merger or sale or conveyance not taken place.  In any such case, the Company will make  appropriate provision  to insure that the  provisions  of this  Paragraph 4 hereof will  thereafter  be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance  unless prior to the consummation  thereof,  the successor  corporation (if other than the Company)  assumes by written instrument the obligations  under this Paragraph 4 and the obligations to  deliver  to the  holder  of this  Warrant  such  shares  of stock, securities or assets as, in accordance with the foregoing  provisions, the holder may be entitled to acquire.

     (f)  Distribution of Assets.  In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial  liquidating  dividend,  by way of return of  capital  or otherwise, then, after the date of record for determining shareholders entitled to such distribution,  but prior to the date of distribution, the holder of this  Warrant  shall be entitled  upon  exercise of this
          Warrant for the  purchase of any or all of the shares of Common  Stock subject hereto,  to receive the amount of such assets which would have been  payable to the holder  had such  holder  been the holder of such shares of Common  Stock on the record  date for the  determination  of shareholders entitled to such distribution.

     (g)  Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the
          Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price  resulting from such  adjustment and  the  increase  or  decrease  in  the  number  of  Warrant  Shares purchasable at such price upon  exercise,  setting forth in reasonable detail  the  method of  calculation  and the  facts  upon  which  such calculation is based. Such calculation shall be certified by the Chief
          Financial Officer of the Company.

     (h)  Minimum  Adjustment of Exercise  Price.  No adjustment of the Exercise
          Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such  adjustment  is  otherwise  required  to be made,  but any such  lesser  adjustment  shall be carried  forward and shall  be made at the  time and  together  with  the  next  subsequent adjustment  which,  together with any adjustments so carried  forward, shall amount to not less than 1% of such Exercise Price.

     (i)  No Fractional  Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant,  but the Company shall pay a cash  adjustment  in  respect  of any  fractional  share  which  would otherwise be issuable in an amount  equal to the same  fraction of the
          Market Price of a share of Common Stock on the date of such exercise.

     (j)  Other Notices. In case at any time:

          (i)  the Company  shall  declare any  dividend  upon the Common  Stock payable  in  shares  of  stock of any  class  or make  any  other distribution  (including  dividends or  distributions  payable in cash out of  retained  earnings)  to the  holders  of the  Common
               Stock;

          (ii) the Company shall offer for  subscription pro rata to the holders of the Common Stock any  additional  shares of stock of any class or other rights;

          (iii)there  shall be any capital  reorganization  of the  Company,  or reclassification  of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially  all its assets to, another corporation or entity; or

          (iv) there  shall  be  a   voluntary   or   involuntary   dissolution,
               liquidation or winding up of the Company;

          then, in each such case,  the Company shall give to the holder of this
          Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common
          Stock  entitled  to  receive  any  such  dividend,   distribution,  or
          subscription  rights or for  determining  the holders of Common  Stock
          entitled   to   vote   in   respect   of  any   such   reorganization,
          reclassification,    consolidation,    merger,   sale,    dissolution,
          liquidation   or   winding-up   and  (b)  in  the  case  of  any  such
          reorganization,   reclassification,   consolidation,   merger,   sale,
          dissolution, liquidation or winding-up, notice of the date (or, if not then known,  a reasonable  approximation  thereof by the Company) when the same shall take place.  Such notice shall also specify the date on which the holders of Common  Stock  shall be entitled to receive  such dividend,  distribution,  or subscription  rights or to exchange their
          Common  Stock for stock or other  securities  or property  deliverable upon such  reorganization,  reclassification,  consolidation,  merger, sale,  dissolution,  liquidation,  or winding-up,  as the case may be.
          Such  notice  shall be given at least 30 days prior to the record date or the date on  which  the  Company's  books  are  closed  in  respect thereto.  Failure to give any such notice or any defect  therein shall not affect the validity of the proceedings referred to in clauses (i),
          (ii), (iii) and (iv) above.

     (k)  Certain  Events.  If any event occurs of the type  contemplated by the adjustment  provisions of this Paragraph 4 but not expressly  provided for by such provisions,  the Company will give notice of such event as provided  in  Paragraph  4(g)  hereof,  and  the  Company's  Board  of
          Directors  will make an  appropriate  adjustment in the Exercise Price and the number of shares of Common Stock  acquirable  upon exercise of this  Warrant  so that the  rights  of the  holder  shall  be  neither enhanced nor diminished by such event.

     (l)  Certain Definitions.

          (i)  "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually  outstanding  (not  including  shares of
               Common  Stock  held in the  treasury  of the  Company),  plus (x)
               pursuant to Paragraph 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options,  as of the date of such  issuance or grant of such  Options,  if any, and (y) pursuant to Paragraph  4(b)(ii) hereof, the maximum total number of shares of Common  Stock  issuable  upon  conversion  or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

          (ii) "Market Price," as of any date, (i) means the average of the last reported  sale prices for the shares of Common Stock on the OTCBB for the five (5) Trading Days immediately  preceding such date as reported by Bloomberg,  or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the
               Common Stock during the same period as reported by Bloomberg,  or
               (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably  determined in good faith by (a) the Board of
               Directors   of   the   Company   or,   at   the   option   of   a
               majority-in-interest  of the holders of the outstanding  Warrants by (b) an independent  investment  bank of nationally  recognized standing in the valuation of  businesses  similar to the business of the corporation. The manner of determining the Market Price of the  Common  Stock set forth in the  foregoing  definition  shall apply with  respect to any other  security  in respect of which a determination as to market value must be made hereunder.

          (iii)"Common  Stock," for purposes of this  Paragraph 4,  includes the
               Common Stock, par value $.005 per share, and any additional class of stock of the Company  having no  preference as to dividends or
               distributions   on   liquidation,   provided   that  the   shares
               purchasable pursuant to this Warrant shall include only shares of
               Common Stock, par value $.005 per share, in respect of which this
               Warrant is exercisable,  or shares resulting from any subdivision or  combination  of  such  Common  Stock,  or in the  case of any reorganization, reclassification,  consolidation, merger, or sale of the character  referred to in Paragraph 4(e) hereof, the stock or other securities or property provided for in such Paragraph.

5.   Issue Tax.  The  issuance  of  certificates  for  Warrant  Shares  upon the exercise of this Warrant shall be made without charge to the holder of this
     Warrant  or such  shares  for any  issuance  tax or other  costs in respect thereof,  provided  that the  Company  shall not be required to pay any tax which may be payable in respect of any  transfer  involved in the  issuance and  delivery  of any  certificate  in a name other than the holder of this
     Warrant.

6.   No Rights or Liabilities  as a Shareholder.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder  of the Company.  No provision of this Warrant,  in the absence of  affirmative action  by the  holder  hereof  to  purchase  Warrant  Shares,  and no mere enumeration herein of the rights or privileges of the holder hereof,  shall give rise to any  liability of such holder for the  Exercise  Price or as a shareholder  of the  Company,  whether  such  liability  is asserted by the
     Company or by creditors of the Company.

7.   Transfer, Exchange, and Replacement of Warrant.

     (a)  Restriction  on Transfer.  This Warrant and the rights  granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
          Paragraph  7(e)  below,  provided,   however,  that  any  transfer  or
          assignment  shall be subject to the  conditions set forth in Paragraph
          7(f)  hereof  and  to the  applicable  provisions  of  the  Securities
          Purchase Agreement. Until due presentment for registration of transfer on the books of the  Company,  the  Company  may treat the  registered holder hereof as the owner and holder hereof for all purposes, and the
          Company  shall  not  be  affected  by  any  notice  to  the  contrary.
          Notwithstanding   anything  to  the  contrary  contained  herein,  the
          registration  rights  described in Paragraph 8 are assignable  only in accordance  with the  provisions of that certain  Registration  Rights
          Agreement,  dated  February 6, 2003,  by and among the Company and the other signatories thereto (the "Registration Rights Agreement").

     (b)  Warrant  Exchangeable  for  Different  Denominations.  This Warrant is
          exchangeable,  upon the  surrender  hereof by the holder hereof at the office or agency of the Company  referred to in Paragraph  7(e) below, for new Warrants of like tenor representing in the aggregate the right to  purchase  the  number  of  shares  of  Common  Stock  which may be purchased hereunder,  each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

     (c)  Replacement   of  Warrant.   Upon   receipt  of  evidence   reasonably
          satisfactory  to the  Company  of the  loss,  theft,  destruction,  or mutilation  of this Warrant and, in the case of any such loss,  theft, or  destruction,  upon delivery of an indemnity  agreement  reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation,  upon surrender and cancellation of this Warrant, the
          Company, at its expense,  will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     (d)  Cancellation;  Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer,  exchange, or replacement as provided in this  Paragraph 7, this Warrant  shall be promptly  canceled by the
          Company.  The  Company  shall pay all  taxes  (other  than  securities transfer taxes) and all other expenses (other than legal expenses,  if any,  incurred by the holder or  transferees)  and charges  payable in connection with the preparation,  execution,  and delivery of Warrants pursuant to this Paragraph 7.

     (e)  Register.  The Company  shall  maintain,  at its  principal  executive offices  (or such  other  office or agency  of the  Company  as it may designate  by  notice  to the  holder  hereof),  a  register  for this
          Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     (f)  Exercise  or  Transfer  Without  Registration.  If, at the time of the surrender of this Warrant in connection  with any exercise,  transfer, or  exchange of this  Warrant,  this  Warrant  (or, in the case of any exercise,  the  Warrant  Shares  issuable  hereunder),  shall  not  be
          registered   under  the  Securities  Act  of  1933,  as  amended  (the
          "Securities  Act") and under  applicable  state securities or blue sky laws,  the  Company may  require,  as a  condition  of  allowing  such exercise,  transfer, or exchange, (i) that the holder or transferee of this  Warrant,  as the case may be,  furnish to the  Company a written opinion of counsel,  which  opinion and counsel are  acceptable to the
          Company, to the effect that such exercise,  transfer,  or exchange may be made without registration under said Act and under applicable state securities  or blue sky  laws,  (ii)  that the  holder  or  transferee execute and deliver to the  Company an  investment  letter in form and substance  acceptable to the Company and (iii) that the  transferee be an "accredited  investor" as defined in Rule 501(a)  promulgated under the Securities Act; provided that no such opinion, letter or status as an  "accredited  investor"  shall be  required  in  connection  with a transfer  pursuant  to Rule 144 under the  Securities  Act.  The first holder of this Warrant, by taking and holding the same,  represents to the Company that such holder is acquiring  this Warrant for investment and not with a view to the distribution thereof.

8.   Registration  Rights.  The  initial  holder of this  Warrant  (and  certain assignees  thereof) is entitled to the benefit of such registration  rights in  respect  of the  Warrant  Shares as are set  forth in  Section 2 of the
     Registration Rights Agreement.

9.   Notices.  All  notices,  requests,  and other  communications  required  or permitted to be given or delivered  hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or  registered  mail or by  recognized  overnight  mail  courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company,  or at such other address as shall have been  furnished  to the Company by notice from such  holder.  All  notices, requests,  and other  communications  required or  permitted to be given or delivered  hereunder  to the  Company  shall be in  writing,  and  shall be personally  delivered,  or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the  Company  at 10800 East  Bethany  Drive,  Suite 380,  Denver,
     Colorado  80014,  Attention:  Chief  Executive  Officer,  or at such  other address  as shall  have been  furnished  to the  holder of this  Warrant by notice from the Company.  Any such notice,  request, or other communication may be sent by facsimile,  but shall in such case be subsequently confirmed by a writing  personally  delivered or sent by certified or registered mail or by recognized  overnight  mail courier as provided  above.  All notices, requests,  and other  communications  shall be  deemed  to have been  given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or,  if  mailed  by  registered  or  certified  mail or  with a  recognized overnight  mail courier upon deposit with the United  States Post Office or such  overnight  mail  courier,  if postage is prepaid  and the  mailing is properly addressed, as the case may be.

10.  Governing Law. THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN
     ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS
     MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE,  WITHOUT REGARD TO THE
     PRINCIPLES  OF CONFLICT OF LAWS.  THE PARTIES  HERETO  HEREBY SUBMIT TO THE
     EXCLUSIVE  JURISDICTION  OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW
     YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT,  THE
     AGREEMENTS  ENTERED  INTO  IN  CONNECTION   HEREWITH  OR  THE  TRANSACTIONS
     CONTEMPLATED HEREBY OR THEREBY.  BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE
     OF AN  INCONVENIENT  FORUM TO THE  MAINTENANCE  OF SUCH SUIT OR PROCEEDING.
     BOTH PARTIES  FURTHER  AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY
     FIRST  CLASS MAIL  SHALL BE DEEMED IN EVERY  RESPECT  EFFECTIVE  SERVICE OF
     PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL
     AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER  PERMITTED
     BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH
     SUIT OR  PROCEEDING  SHALL  BE  CONCLUSIVE  AND MAY BE  ENFORCED  IN  OTHER
     JURISDICTIONS  BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE
     PARTY  WHICH DOES NOT  PREVAIL IN ANY DISPUTE  ARISING  UNDER THIS  WARRANT
     SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES,  INCLUDING ATTORNEYS' FEES,
     INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

11.  Miscellaneous.

     (a)  Amendments.  This Warrant and any provision hereof may only be amended by an  instrument  in  writing  signed by the  Company  and the holder hereof.

     (b)  Descriptive   Headings.   The  descriptive  headings  of  the  several
          paragraphs  of this  Warrant are  inserted  for  purposes of reference only, and shall not affect the meaning or  construction  of any of the provisions hereof.

     (c)  Cashless Exercise.  Notwithstanding anything to the contrary contained in this Warrant,  if the resale of the Warrant Shares by the holder is not then registered  pursuant to an effective  registration  statement
          under  the   Securities   Act,   this  Warrant  may  be  exercised  by
          presentation  and  surrender  of this  Warrant  to the  Company at its principal  executive  offices  with a written  notice of the  holder's intention to effect a cashless  exercise,  including a calculation  of the number of shares of Common  Stock to be issued upon such  exercise in accordance  with the terms hereof (a "Cashless  Exercise").  In the event of a Cashless Exercise,  in lieu of paying the Exercise Price in cash,  the holder  shall  surrender  this  Warrant  for that number of shares of Common Stock determined by multiplying the number of Warrant
          Shares to which it would  otherwise  be entitled  by a  fraction,  the numerator  of which shall be the  difference  between the then current
          Market Price per share of the Common Stock and the Exercise Price, and the  denominator  of which shall be the then current  Market Price per share of Common  Stock.  For  example,  if the  holder  is  exercising
          100,000  Warrants with a per Warrant exercise price of $0.75 per share through a cashless  exercise when the Common  Stock's  current  Market
          Price per share is $2.00 per share,  then upon such Cashless  Exercise the holder will receive 62,500 shares of Common Stock.

     (d)  Remedies.  The  Company  acknowledges  that  a  breach  by it  of  its obligations  hereunder will cause  irreparable harm to the holder,  by vitiating  the intent  and  purpose  of the  transaction  contemplated hereby.  Accordingly,  the Company acknowledges that the remedy at law for a breach of its obligations  under this Warrant will be inadequate and  agrees,  in the  event of a breach  or  threatened  breach by the
          Company of the  provisions of this  Warrant,  that the holder shall be entitled,  in  addition to all other  available  remedies at law or in equity,  and in addition to the  penalties  assessable  herein,  to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce  specifically  the terms and provisions thereof,  without the  necessity of showing  economic loss and without any bond or other security being required.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                       IDIAL NETWORKS, INC.

                                       By: _______________________________
                                          Mark T. Wood
                                          Chief Executive Officer

Dated as of February 6, 2003

                           FORM OF EXERCISE AGREEMENT

                                                      Dated:  ________ __, 200_

To:   iDial Networks, Inc.

     The  undersigned,  pursuant  to the  provisions  set  forth  in the  within
Warrant,  hereby agrees to purchase  ________  shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by  certified or official  bank check in the amount of,  or, if the resale of such  Common  Stock by the  undersigned  is not currently registered pursuant to an effective  registration  statement under the
Securities  Act of 1933, as amended,  by surrender of  securities  issued by the
Company  (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 11(c) of the
Warrant) equal to $_________.  Please issue a certificate  or  certificates  for such shares of Common  Stock in the name of and pay any cash for any  fractional share to:

                                          Name:
                                          ------------------------------

                                          Signature:
                                          Address:____________________________
                                                -----------------------------

                                          Note:       The above signature
                                                      should correspond
                                                      exactly with the name
                                                      on the face of the
                                                      within Warrant, if
                                                      applicable.

and,  if said  number  of shares of  Common  Stock  shall not be all the  shares purchasable under the within Warrant,  a new Warrant is to be issued in the name of said undersigned  covering the balance of the shares  purchasable  thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED,  the undersigned hereby sells,  assigns,  and transfers all the rights of the undersigned under the within Warrant,  with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee              Address                             No of Shares
----------------              -------                             ------------

     ,     and     hereby      irrevocably      constitutes     and     appoints
___________________________________  as agent and  attorney-in-fact  to transfer said Warrant on the books of the  within-named  corporation,  with full power of substitution in the premises.

Dated:      ________ __, 200_

In the presence of:
------------------------------

                                    Name:______________________________

                                    Signature:_________________________
                                    Title of Signing Officer or Agent (if
                                    any):
                                                ------------------------------
                                    Address:    ______________________________
                                                ------------------------------

                                          Note: The  above  signature   should
                                                correspond  exactly  with  the
                                                name   on  the   face  of  the
                                                within Warrant, if applicable.